Grove Announces Fiscal Second Quarter 2022 Financial Results
Raises Full-Year Guidance

SAN FRANCISCO, CA — August 11, 2022 — Grove Collaborative Holdings, Inc. (NYSE: GROV) (“Grove” or “the Company”), a leading sustainable consumer products company and certified B Corp™, today reported financial results for its fiscal second quarter ended June 30, 2022.

Fiscal Second Quarter 2022 Financial Highlights:

Our financial highlights represent the beginnings of our efforts to eliminate unprofitable revenue and drive improved margins, on a sequential basis, in order to be profitable in 2024

●Net revenue of $79.3 million, down 12% from the first quarter of 2022, and down 20% year-over-year
●Gross margin of 49.1%, up 190 basis points from the first quarter of 2022, and down 40 basis points year-over-year
●Net loss margin of (44.5)%, an improvement from (52.4)% in the first quarter of 2022. This is compared to net loss margin of (28.8)% in the second quarter of 2021
●Adjusted EBITDA margin(1) of (26.6)%, an improvement from (43.8)% in the first quarter of 2022. This is compared to Adjusted EBITDA margin of (21.2)% in the second quarter of 2021

(1) Adjusted EBITDA margin is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information. A reconciliation to the most comparable GAAP measure can be found in the tables at the end of this press release.

Stuart Landesberg, Chief Executive Officer of Grove, said, “I’m proud of our accomplishments in the second quarter which include expanding our retail footprint by entering into three new retailers and increasing our assortment at Target by over 100%; partnering with Drew Barrymore on our first multi-channel brand campaign, “Wish-cycling”; and successfully completing our business combination with Virgin Group Acquisition Corp. II. While revenues in the quarter were down year-over-year as consumers return to pre-pandemic shopping patterns and as we scale back on inefficient advertising spend and refocus on profitable growth, second quarter results came in ahead of internal expectations and we are pleased to raise our full-year guidance.”

Landesberg continued, “As we look ahead, we see a clear path to sustainable profitable growth despite near-term uncertainty in the macro environment. Change in the CPG industry is inevitable, and Grove is in pole position to lead that change. Our disruptive and innovative brand has a tremendously loyal following, we are just beginning to bring our products to the retail channel where over 90% of purchases in our categories are made, and we are laser focused on driving profitability. We strive every day to help consumers make more sustainable choices. As we all know, sustainability is the only future.”

Fiscal Second Quarter 2022 Key Business Highlights:

●DTC net revenue per order was $58.28 in the second quarter of 2022, up 3% year-over-year from $56.43 in the second quarter of 2021
●Grove Brand products represented 48.2% of net revenue in the second quarter of 2022, an increase of 30 basis points from 47.9% in the second quarter of 2021

●In the second quarter, 60% of Grove Brands net revenue came from either zero-plastic, re-usable or refillable and zero plastic waste products, determined as meeting the Company’s Beyond Plastic™ standard, up significantly from 47% in the second quarter of 2021 as Grove’s no- and low-plastic assortment grows and continues to be adopted by customers
●Grove believes that publishing plastic intensity (pounds of plastic sold per $100 in revenue) enables the Company to hold itself accountable for the pace at which it decouples revenue from its use of plastic
○Across the Grove.co site and through retail partners, plastic intensity was 1.07 pounds of plastic per $100 in revenue in the second quarter of 2022 as compared to 1.34 in the second quarter of 2021, following the intended trajectory
○Across all Grove Brands, plastic intensity was 0.87 pounds of plastic per $100 in revenue in the second quarter of 2022 as compared to 1.18 pounds in the second quarter of 2021, as Grove Brands are designed for sustainability

Fiscal Second Quarter 2022 Operational Highlights:

●Implemented four-pronged value creation plan, encompassing:
○Improved marketing efficiency
■Partnered with Drew Barrymore, Grove investor and first-ever Global Brand and Sustainability Advocate, and launched first multi-channel brand campaign, “Wish-cycling”, to build brand awareness
■Began roll out of new marketing technology stack
○Omni-channel expansion
■Expanded retail footprint in the second quarter with entry into three retail partners – Kohl’s, Giant Eagle, and Meijer – and more than doubled product assortment at Target compared to the second quarter last year
○Net revenue management
■Implemented net revenue management processes in all functions and conducted analyses on pricing, maximizing category mix, and enhancing promotional sell through
○Operating expense discipline
■Initiated full vendor audit, evaluating ways to reduce fixed expenses such as real estate, and reduced hiring plans for the balance of 2022 and 2023
●Completed business combination with Virgin Group Acquisition Corp. II and began trading on the New York Stock Exchange
●Strengthened leadership team with the appointment of Sergio Cervantes as Chief Financial Officer
●Enhanced Board of Directors with the addition of Virgin Group Investment Director Rayhan Arif, former eBay Chief Strategy Officer Kristine Miller, and GitHub Chief of Staff Naytri Shroff Sramek
●Published annual Plastic Scorecard and sustainability report, which can be found at grove.co/plasticscorecard and grove.co/sustainabilityreport2021

Subsequent Events:

On July 18, 2022, Grove entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”) with an affiliate of Yorkville Advisors Global, LP (“Yorkville”), enabling the Company to sell up to $100 million of shares of Class A common stock to Yorkville at Grove’s request during the 36 months following the execution of the Purchase Agreement, subject to certain conditions. As of

August 11, 2022, the conditions precedent allowing the Company to sell shares under the Purchase Agreement have not yet been met.

Financial Outlook:

“We believe that the performance of the DTC business will solidify in the second half of 2022 on the back of more efficient advertising spend and higher average order value for existing customers. Additionally, our guidance reflects the implementation of our value creation plan, which will result in significant improvement in profitability in the back half of the year as compared to the front half,” said Sergio Cervantes, Chief Financial Officer.

Based on performance to date and current expectations, Grove is raising guidance as follows:

For the 12-month period ending December 31, 2022, we expect:

●Net revenue of $302.5 to $312.5 million, up from $300 to $310 million previously
●Adjusted EBITDA margin(1) of (27.5)% to (30.5)%, up from (29)% to (32)% previously

(1) Adjusted EBITDA margin is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information.

Conference Call Information:

The Company will host a conference call to discuss second quarter 2022 financial results and other business updates today, August 11, 2022, at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The conference call will be available via live audio webcast on the Company’s investor relations website at investors.grove.co. To participate via telephone, interested parties may dial (888) 428-7458, or (404) 267-0368 if calling internationally. A replay of the call will be available until September 9, 2022 and can be accessed by dialing (877) 660-6853 or (201) 612-7415, access code: 13731824. The webcast will also be available on Grove’s investor relations website for 90 days following the conference call.

About Grove Collaborative Holdings, Inc.

Launched in 2016 as a Certified B Corp, Grove Collaborative Holdings, Inc. (NYSE: GROV) is transforming consumer products into a positive force for human and environmental good. Driven by the belief that sustainability is the only future, Grove creates and curates more than 150 high-performing eco-friendly brands of household cleaning, personal care, laundry, clean beauty, baby and pet care products serving millions of households across the U.S. each year. With a flexible monthly delivery model and access to knowledgeable Grove Guides, Grove makes it easy for everyone to build sustainable routines.

Every product Grove offers — from its flagship brand of sustainably powerful home care essentials, Grove Co., plastic-free, vegan personal care line, Peach Not Plastic, and zero-waste pet care brand, Good Fur, to its exceptional third-party brands — has been thoroughly vetted against Grove’s strict standards to be beautifully effective, supportive of healthy habits, ethically produced and cruelty-free. Grove is a public benefit corporation on a mission to move Beyond Plastic™ and in 2021, entered physical retail for the first time at Target stores nationwide, making sustainable home care products even more accessible. Grove is the first plastic neutral retailer in the world and is committed to being 100% plastic-free by 2025.

For more information, visit www.grove.com.

Caution Concerning Forward-Looking Statements

This press release contains "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the acceleration of the DTC business in the second half of 2022, the efficiency of our advertising spend, the anticipated increase in the average order volume of our DTC business, and our or our management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including revenue growth and financial performance, profitability, product expansion and services. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs made by our management in light of their experience and their perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Grove; Grove’s ability to successfully expand its business; competition; the uncertain effects of the COVID-19 pandemic; risks relating to growing inflation and rising interest rates; and those factors discussed in documents of Grove filed, or to be filed, with the U.S. Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Grove as of the date hereof, and Grove assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA and adjusted EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. A reconciliation of historical adjusted EBITDA to Net Income is provided in the tables at the end of this press release. The reconciliation of projected adjusted EBITDA and adjusted EBITDA Margin to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, such as the impact of depreciation and amortization of fixed assets, amortization of internal use software, the effects of net interest expense (income), other expense (income), and non-cash stock based compensation expense. Grove believes these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Grove’s financial condition and results of operations. Grove’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Grove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Grove’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Grove does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Grove’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

We calculate adjusted EBITDA as net loss, adjusted to exclude: (1) stock-based compensation expense; (2) depreciation and amortization; (3) remeasurement of convertible preferred stock warrant liability; (4) changes in fair values of Additional Shares, Earn-out Shares and Public and Private Placement Warrant liabilities; (5) transaction costs allocated to derivative liabilities upon Business Combination; (6) interest expense; (7) provision for income taxes, (8) restructuring expenses and (9) loss on extinguishment on debt. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Grove Collaborative Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$132,393	$78,376
Inventory, net	53,494	54,453
Prepaid expenses and other current assets	7,491	8,104
Total current assets	193,378	140,933
Property and equipment, net	15,831	15,932
Operating lease right-of-use assets	19,581	21,214
Other long-term assets	1,249	4,394
Total assets	$230,039	$182,473
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$17,714	$21,346
Accrued expenses	40,830	20,651
Deferred revenue	12,575	11,267
Operating lease liabilities, current	3,788	3,550
Other current liabilities	854	1,650
Debt, current	22,708	10,750
Total current liabilities	98,469	69,214
Debt, noncurrent	43,694	56,183
Operating lease liabilities, noncurrent	18,106	20,029
Derivative liabilities	76,686	—
Other long-term liabilities	1,562	5,408
Total liabilities	238,517	150,834
Commitments and contingencies
Convertible preferred stock	—	487,918
Stockholders’ deficit:
Common stock	16	1
Additional paid-in capital	564,343	33,863
Accumulated deficit	(572,837)	(490,143)
Total stockholders’ deficit	(8,478)	(456,279)
Total liabilities, convertible preferred stock and stockholders’ deficit	$230,039	$182,473

Grove Collaborative Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue, net	$79,279	$99,023	169,758	201,243
Cost of goods sold	40,322	49,957	88,064	99,985
Gross profit	38,957	49,066	81,694	101,258

Operating expenses:
Advertising	17,898	22,516	50,691	58,152
Product development	5,922	5,688	12,162	10,850
Selling, general and administrative	57,895	46,971	108,865	94,509
Operating loss	(42,758)	(26,109)	(90,024)	(62,253)

Interest expense	2,285	1,096	4,372	2,059
Loss on extinguishment on debt	—	1,027	—	1,027
Change in fair value of Additional Shares liability	2,015	—	2,015	—
Change in fair value of Earn-Out liability	(17,345)	—	(17,345)	—
Change in fair value of Public and Private Placement Warrants liability	(1,180)	—	(1,180)	—
Other expense, net	6,775	268	4,783	1,044
Interest and other expense (income), net	(7,450)	2,391	(7,355)	4,130
Loss before provision for income taxes	(35,308)	(28,500)	(82,669)	(66,383)
Provision for income taxes	2	16	25	28
Net loss	$(35,310)	$(28,516)	$(82,694)	$(66,411)
Net loss per share attributable to common stockholders, basic and diluted	$(1.06)	$(3.97)	$(3.86)	$(9.13)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	33,384,292	7,182,025	21,419,222	7,277,677

Grove Collaborative Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(82,694)	$(66,411)
Adjustments to reconcile net loss to net cash used in operating activities:
Remeasurement of convertible preferred stock warrant liability	(1,616)	1,308
Stock-based compensation	24,534	7,269
Depreciation and amortization	2,864	2,337
Changes in fair value of derivative liabilities	(16,510)	—
Transaction costs allocated to derivative liabilities upon Business Combination	6,673	—
Non-cash interest expense	312	313
Inventory reserve	1,693	1,719
Loss on extinguishment of debt	—	1,027
Other non-cash expenses	139	387
Changes in operating assets and liabilities:
Inventory	(734)	(11,320)
Prepaids and other assets	613	(3,059)
Accounts payable	(3,495)	(3,426)
Accrued expenses	525	7,327
Deferred revenue	1,308	1,788
Operating lease right-of-use assets and liabilities	(52)	45
Other liabilities	302	(1,103)
Net cash used in operating activities	(66,138)	(61,799)

Cash Flows from Investing Activities
Purchase of property and equipment	(2,610)	(2,845)
Net cash used in investing activities	(2,610)	(2,845)

Cash Flows from Financing Activities
Proceeds from issuance of common stock upon Closing of Business Combination	97,100	—
Proceeds from issuance of contingently redeemable convertible common stock	27,500	—
Payment of transaction costs related to the Closing of the Business Combination and convertible preferred stock issuance costs	(1,267)	(340)
Proceeds from the issuance of debt	—	25,000
Repayment of debt	(562)	(21,165)
Payment of debt extinguishment	—	(2,499)
Payment of debt issuance costs	(211)	(375)
Proceeds from exercise of stock options, net of withholding taxes paid related to common stock issued to employees	237	525
Repurchase of common stock	(32)	(297)
Net cash provided by financing activities	122,765	849

Net increase (decrease) in cash and cash equivalents	54,017	(63,795)
Cash and cash equivalents at beginning of period	78,376	176,523
Cash and cash equivalents at end of period	$132,393	$112,728

Grove Collaborative Holdings, Inc.
Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(35,310)	$(28,516)	$(82,694)	$(66,411)
Stock-based compensation	20,074	3,809	24,534	7,269
Depreciation and amortization	1,454	1,209	2,864	2,337
Remeasurement of convertible preferred stock warrant liability	270	376	(1,616)	1,308
Change in fair value of Additional Shares liability	2,015	—	2,015	—
Change in fair value of Earn-Out liability	(17,345)	—	(17,345)	—
Change in fair value of Public and Private Placement Warrants liability	(1,180)	—	(1,180)	—
Transaction costs allocated to derivative liabilities upon Business Combination	6,673	—	6,673	—
Interest expense	2,285	1,096	4,372	2,059
Restructuring expenses	—	—	1,636	—
Loss on extinguishment on debt	—	1,027	—	1,027
Provision for income taxes	2	16	25	28
Total Adjusted EBITDA	$(21,062)	$(20,983)	$(60,716)	$(52,383)
Net loss margin	(44.5)%	(28.8)%	(48.7)%	(33.0)%
Adjusted EBITDA margin	(26.6)%	(21.2)%	(35.8)%	(26.0)%

Investor Relations Contact:
Alexis Tessier
ir@grove.co

Media Relations Contact:
Meika Hollender
meika@grove.co

Source: Grove Collaborative Holdings, Inc.